Press Release May 6, 2014

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, May 6, 2014 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported first quarter net income attributable to HollyFrontier stockholders of $152.1 million or $0.76 per diluted share for the quarter ended March 31, 2014, compared to $333.7 million or $1.63 per diluted share for the quarter ended March 31, 2013.

For the first quarter, net income attributable to our stockholders decreased by $181.6 million compared to the same period of 2013, principally reflecting lower first quarter refining margins. Refinery gross margins were $14.75 per produced barrel, a 37% decrease compared to $23.32 for the first quarter of 2013. Production levels averaged approximately 436,000 barrels per day (“BPD”) and crude oil charges averaged approximately 416,000 BPD for the current quarter. Operating expenses for the quarter were $274.0 million or $6.29 per barrel compared to $265.1 million or $6.68 per barrel for the first quarter of last year.

HollyFrontier’s President & CEO, Mike Jennings, commented, “Our first quarter was solid in terms of operating margins and refinery throughputs.  Refined product margins, although lower than the first quarter of 2013, showed nice improvement versus the back half of 2013.  Our operating results for the quarter benefited from an improved Brent-WTI differential despite the significant pipeline capacity that has been brought on-stream between Cushing, OK and the US Gulf Coast.  Looking forward, we expect continued growth in North American crude oil production, which we believe will solidify our Company’s structural advantage, with a current example being the differentials and margins we are experiencing in the Permian Basin.  This crude oil dynamic should favorably affect our operating margins and support our capital allocation strategy of providing significant cash distributions to our shareholders while also investing opportunistically in our growth.”

For the first quarter of 2014, net cash provided by operations totaled $394.9 million. During the period, we declared $0.30 regular and $0.50 special dividends to shareholders totaling approximately $160.0 million. At March 31, 2014, our combined balance of cash and short-term investments totaled $1.8 billion and our consolidated debt was $1.0 billion. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $189.3 million at March 31, 2014. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

The Company has scheduled a webcast conference call for today, May 6, 2014, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1031839. An audio archive of this webcast will be available using the above noted link through May 20, 2014.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements”

based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2013
	2014	2013	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,791,053	$4,707,789	$83,264	2%
Operating costs and expenses:
Cost of products sold	4,138,620	3,792,535	346,085	9
Operating expenses	273,966	265,099	8,867	3
General and administrative expenses	26,923	29,198	(2,275)	(8)
Depreciation and amortization	80,548	71,762	8,786	12
Total operating costs and expenses	4,520,057	4,158,594	361,463	9
Income from operations	270,996	549,195	(278,199)	(51)
Other income (expense):
Earnings (loss) of equity method investments	(801)	59	(860)	(1,458)
Interest income	1,405	1,531	(126)	(8)
Interest expense	(12,347)	(21,320)	8,973	(42)
Loss on early extinguishment of debt	(7,677)	—	(7,677)	—
	(19,420)	(19,730)	310	(2)
Income before income taxes	251,576	529,465	(277,889)	(52)
Income tax provision	87,614	186,094	(98,480)	(53)
Net income	163,962	343,371	(179,409)	(52)
Less net income attributable to noncontrolling interest	11,901	9,702	2,199	23
Net income attributable to HollyFrontier stockholders	$152,061	$333,669	$(181,608)	(54)%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$0.76	$1.64	$(0.88)	(54)%
Diluted	$0.76	$1.63	$(0.87)	(53)%
Cash dividends declared per common share	$0.80	$0.80	$—	—%
Average number of common shares outstanding:
Basic	198,297	202,726	(4,429)	(2)%
Diluted	198,924	203,428	(4,504)	(2)%
EBITDA	$338,842	$611,314	$(272,472)	(45)%

Balance Sheet Data

	March 31,	December 31,
	2014	2013
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$1,790,153	$1,665,263
Working capital	$2,268,999	$2,221,954
Total assets	$10,380,558	$10,056,739
Long-term debt	$1,023,057	$997,519
Total equity	$6,648,501	$6,609,398

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary) and a 25% interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2014
Sales and other revenues	$4,775,080	$87,012	$1,115	$(72,154)	$4,791,053
Depreciation and amortization	$63,541	$15,184	$2,030	$(207)	$80,548
Income (loss) from operations	$251,209	$45,865	$(25,555)	$(523)	$270,996
Capital expenditures	$99,943	$20,604	$3,734	$—	$124,281

Three Months Ended March 31, 2013
Sales and other revenues	$4,692,426	$76,484	$563	$(61,684)	$4,707,789
Depreciation and amortization	$57,170	$13,749	$1,050	$(207)	$71,762
Income (loss) from operations	$542,202	$33,474	$(25,972)	$(509)	$549,195
Capital expenditures	$63,632	$5,013	$3,319	$—	$71,964

March 31, 2014
Cash, cash equivalents and total investments in marketable securities	$105	$4,879	$1,785,169	$—	$1,790,153
Total assets	$7,381,446	$1,410,535	$1,898,635	$(310,058)	$10,380,558
Long-term debt	$—	$833,790	$189,267	$—	$1,023,057

December 31, 2013
Cash, cash equivalents and total investments in marketable securities	$1,860	$6,352	$1,657,051	$—	$1,665,263
Total assets	$7,094,558	$1,413,908	$1,881,119	$(332,846)	$10,056,739
Long-term debt	$—	$807,630	$189,889	$—	$997,519

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2014	2013
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	255,030	240,480
Refinery throughput (BPD) (2)	266,910	267,020
Refinery production (BPD) (3)	261,170	260,210
Sales of produced refined products (BPD)	247,220	242,560
Sales of refined products (BPD) (4)	263,520	253,750
Refinery utilization (5)	98.1%	92.5%

Average per produced barrel (6)
Net sales	$113.28	$116.55
Cost of products (7)	98.69	93.90
Refinery gross margin	14.59	22.65
Refinery operating expenses (8)	5.79	5.84
Net operating margin	$8.80	$16.81

Refinery operating expenses per throughput barrel (9)	$5.36	$5.31

Feedstocks:
Sweet crude oil	74%	72%
Sour crude oil	4%	5%
Heavy sour crude oil	18%	13%
Other feedstocks and blends	4%	10%
Total	100%	100%

Sales of produced refined products:
Gasolines	47%	47%
Diesel fuels	29%	31%
Jet fuels	9%	9%
Fuel oil	2%	1%
Asphalt	3%	4%
Lubricants	4%	3%
LPG and other	6%	5%
Total	100%	100%

	Three Months Ended March 31,
	2014	2013
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	96,190	71,220
Refinery throughput (BPD) (2)	108,620	80,100
Refinery production (BPD) (3)	106,660	74,190
Sales of produced refined products (BPD)	104,600	71,160
Sales of refined products (BPD) (4)	110,240	89,820
Refinery utilization (5)	96.2%	71.2%

Average per produced barrel (6)
Net sales	$116.04	$121.97
Cost of products (7)	101.81	94.77
Refinery gross margin	14.23	27.20
Refinery operating expenses (8)	5.60	8.06
Net operating margin	$8.63	$19.14

Refinery operating expenses per throughput barrel (9)	$5.39	$7.16

Feedstocks:
Sweet crude oil	5%	—%
Sour crude oil	77%	80%
Heavy sour crude oil	7%	10%
Other feedstocks and blends	11%	10%
Total	100%	100%

Sales of produced refined products:
Gasolines	55%	52%
Diesel fuels	37%	37%
Fuel oil	4%	7%
Asphalt	1%	1%
LPG and other	3%	3%
Total	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	64,990	68,920
Refinery throughput (BPD) (2)	70,840	74,190
Refinery production (BPD) (3)	68,030	72,870
Sales of produced refined products (BPD)	71,240	72,390
Sales of refined products (BPD) (4)	74,960	78,540
Refinery utilization (5)	78.3%	83.0%

	Three Months Ended March 31,
	2014	2013
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$110.64	$108.26
Cost of products (7)	94.54	86.54
Refinery gross margin	16.10	21.72
Refinery operating expenses (8)	9.05	8.11
Net operating margin	$7.05	$13.61

Refinery operating expenses per throughput barrel (9)	$9.10	$7.91

Feedstocks:
Sweet crude oil	43%	44%
Sour crude oil	2%	1%
Heavy sour crude oil	31%	34%
Black wax crude oil	16%	14%
Other feedstocks and blends	8%	7%
Total	100%	100%

Sales of produced refined products:
Gasolines	53%	59%
Diesel fuels	31%	27%
Fuel oil	2%	1%
Asphalt	6%	7%
LPG and other	8%	6%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	416,210	380,620
Refinery throughput (BPD) (2)	446,370	421,310
Refinery production (BPD) (3)	435,860	407,270
Sales of produced refined products (BPD)	423,060	386,110
Sales of refined products (BPD) (4)	448,720	422,110
Refinery utilization (5)	94.0%	85.9%

Average per produced barrel (6)
Net sales	$113.51	$116.00
Cost of products (7)	98.76	92.68
Refinery gross margin	14.75	23.32
Refinery operating expenses (8)	6.29	6.68
Net operating margin	$8.46	$16.64

Refinery operating expenses per throughput barrel (9)	$5.96	$6.12

Feedstocks:
Sweet crude oil	52%	53%
Sour crude oil	21%	19%
Heavy sour crude oil	17%	16%
Black wax crude oil	3%	2%
Other feedstocks and blends	7%	10%
Total	100%	100%

	Three Months Ended March 31,
	2014	2013
Consolidated
Sales of produced refined products:
Gasolines	50%	50%
Diesel fuels	32%	31%
Jet fuels	5%	6%
Fuel oil	2%	2%
Asphalt	3%	4%
Lubricants	2%	2%
LPG and other	6%	5%
Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended March 31,
	2013	2012
	(In thousands)

Net income attributable to HollyFrontier stockholders	$152,061	$333,669
Add income tax provision	87,614	186,094
Add interest expense (1)	20,024	21,320
Subtract interest income	(1,405)	(1,531)
Add depreciation and amortization	80,548	71,762
EBITDA	$338,842	$611,314

(1) Includes loss on early extinguishment of debt of $7.7 million for the three months ended March 31, 2014.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands, except per barrel amounts)

Consolidated
Average sales price per produced barrel sold	$113.51	$116.00
Times sales of produced refined products (BPD)	423,060	386,110
Times number of days in period	90	90
Produced refined product sales	$4,321,939	$4,030,988

Total produced refined product sales	$4,321,939	$4,030,988
Add refined product sales from purchased products and rounding (1)	269,615	409,891
Total refined product sales	4,591,554	4,440,879
Add direct sales of excess crude oil (2)	165,407	236,250
Add other refining segment revenue (3)	18,119	15,297
Total refining segment revenue	4,775,080	4,692,426
Add HEP segment sales and other revenues	87,012	76,484
Add corporate and other revenues	1,115	563
Subtract consolidations and eliminations	(72,154)	(61,684)
Sales and other revenues	$4,791,053	$4,707,789

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$98.76	$92.68
Times sales of produced refined products (BPD)	423,060	386,110
Times number of days in period	90	90
Cost of products for produced products sold	$3,760,327	$3,220,621

Total cost of products for produced products sold	$3,760,327	$3,220,621
Add refined product costs from purchased products sold and rounding (1)	268,808	394,087
Total cost of refined products sold	4,029,135	3,614,708
Add crude oil cost of direct sales of excess crude oil (2)	166,283	226,268
Add other refining segment cost of products sold (4)	14,304	12,193
Total refining segment cost of products sold	4,209,722	3,853,169
Subtract consolidations and eliminations	(71,102)	(60,634)
Costs of products sold (exclusive of depreciation and amortization)	$4,138,620	$3,792,535

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$6.29	$6.68
Times sales of produced refined products (BPD)	423,060	386,110
Times number of days in period	90	90
Refinery operating expenses for produced products sold	$239,494	$232,129

Total refinery operating expenses for produced products sold	$239,494	$232,129
Add other refining segment operating expenses and rounding (5)	11,114	7,756
Total refining segment operating expenses	250,608	239,885
Add HEP segment operating expenses	22,812	26,029
Add corporate and other costs	868	(481)
Subtract consolidations and eliminations	(322)	(334)
Operating expenses (exclusive of depreciation and amortization)	$273,966	$265,099

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$8.46	$16.64
Add average refinery operating expenses per produced barrel	6.29	6.68
Refinery gross margin per barrel	14.75	23.32
Add average cost of products per produced barrel sold	98.76	92.68
Average sales price per produced barrel sold	$113.51	$116.00
Times sales of produced refined products (BPD)	423,060	386,110
Times number of days in period	90	90
Produced refined product sales	$4,321,939	$4,030,988

Total produced refined product sales	$4,321,939	$4,030,988
Add refined product sales from purchased products and rounding (1)	269,615	409,891
Total refined product sales	4,591,554	4,440,879
Add direct sales of excess crude oil (2)	165,407	236,250
Add other refining segment revenue (3)	18,119	15,297
Total refining segment revenue	4,775,080	4,692,426
Add HEP segment sales and other revenues	87,012	76,484
Add corporate and other revenues	1,115	563
Subtract consolidations and eliminations	(72,154)	(61,684)
Sales and other revenues	$4,791,053	$4,707,789

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510